Exhibit 99.5

MCL McGill Carriers Ltd.

Financial Statements and Report of Independent Certified Public
Accountants for the Years ended December 31, 2025 and 2024

i

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors

MCL McGill Carriers Ltd.

Opinion

We have audited the financial statements of MCL McGill Carriers Ltd. (a British Columbia corporation) (the “Company”), which comprise the balance sheets as of December 31, 2025 and 2024, and the related statements of operations and comprehensive income, changes in stockholders’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and 2024, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for opinion

We conducted our audits of the financial statements in accordance with auditing standards generally accepted in the United States of America (US GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of management for the financial statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date the financial statements are available to be issued.

Auditor’s responsibilities for the audit of the financial statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with US GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with US GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ GRANT THORNTON LLP

Tulsa, Oklahoma

October 23, 2026

MCL McGill Carriers Ltd.

Balance Sheets as of December 31, 2025 and 2024

	December 31, 2025	December 31, 2024
ASSETS
Current assets:
Cash	$2,465,050	$2,462,438
Accounts receivable, net	3,718,535	3,592,892
Prepaid expenses	462,181	143,949
Income tax receivable	-	82,350
Other assets	-	28,524
Total current assets	6,645,766	6,310,153

Non-current assets:
Property and equipment, net	9,977,474	10,648,215
Right-of-use asset, net	1,243,871	1,526,145
Total assets	$17,867,111	$18,484,513

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,096,589	$2,045,228
Accrued liabilities	1,445,956	1,783,387
Income taxes payable	143,950	-
Long-term debt, current	2,343,836	1,852,456
Operating lease liabilities, current	431,654	359,810
Finance lease liabilities, current	104,817	85,407
Total current liabilities	6,566,802	6,126,288

Non-current liabilities:
Long-term debt	4,825,063	6,473,426
Operating lease liabilities	704,802	1,035,262
Finance lease liabilities	140,698	195,798
Deferred income taxes	1,562,152	1,520,000
Total liabilities	13,799,517	15,350,774

Commitments and contingencies (Note 8)

Stockholders’ equity:
Common stock	1	1
Accumulated other comprehensive loss	(26,597)	(191,378)
Retained earnings	4,094,190	3,325,116
Total stockholders’ equity	4,067,594	3,133,739
Total liabilities and stockholders’ equity	$17,867,111	$18,484,513

The accompanying notes to the financial statements are an integral part of these statements.

MCL McGill Carriers Ltd.

Statements of Operations and Comprehensive Income for the years ended December 31, 2025 and 2024

	December 31, 2025	December 31, 2024
Operating revenue
Transportation revenue	$42,499,397	$40,450,519
Fuel revenue	6,885,792	7,137,090
Total operating revenue	49,385,189	47,587,609

Operating expenses
Salaries & wages	10,380,196	11,257,224
Fuel & fuel taxes	4,449,199	4,834,961
Purchased transportation	20,361,119	17,951,930
Truck expenses	6,437,029	7,051,162
Depreciation & amortization	2,097,296	1,928,986
Gain on sale of equipment	(26,540)	(90,509)
Insurance & claims	2,047,129	2,153,837
General & administrative	1,352,286	1,580,688
Total operating expenses	47,097,714	46,668,279
Operating income	2,287,475	919,330
Other income and (expense)
Interest expense	(566,017)	(515,061)
Other expense, net	(25,874)	(28,224)
Foreign exchange gain (loss)	1,825	(74,796)
Total other expense, net	(590,066)	(618,081)
Income before income taxes	1,697,409	301,249
Income tax expense	427,104	78,094
Net income	1,270,305	223,155

Other Comprehensive Income (Expense):
Currency translation adjustment	164,781	(272,346)
Comprehensive Income (Loss)	$1,435,086	$(49,191)

The accompanying notes to the financial statements are an integral part of these statements.

MCL McGill Carriers Ltd.

Statements of Changes in Stockholders’ Equity for the years ended December 31, 2025 and 2024

	Common Stock Shares	Amount	Accumulated Other Comprehensive Income (Loss)	Retained Earnings	Total Equity
Balance, December 31, 2023	100	$1	$80,968	$3,420,270	$3,501,239
Dividends declared	-	-	-	(318,309)	(318,309)
Net income	-	-	-	223,155	223,155
Currency translation adjustment	-	-	(272,346)	-	(272,346)
Balance, December 31, 2024	100	$1	$(191,378)	$3,325,116	$3,133,739

	Common Stock Shares	Amount	Accumulated Other Comprehensive Income (Loss)	Retained Earnings	Total Equity
Balance, December 31, 2024	100	$1	$(191,378)	$3,325,116	$3,133,739
Dividends declared	-	-	-	(501,231)	(501,231)
Net income	-	-	-	1,270,305	1,270,305
Currency translation adjustment	-	-	164,781	-	164,781
Balance, December 31, 2025	100	$1	$(26,597)	$4,094,190	$4,067,594

The accompanying notes to the financial statements are an integral part of these statements.

MCL McGill Carriers Ltd.

Statements of Cash Flows for the years ended December 31, 2025 and 2024

	Year ended
	December 31, 2025	December 31, 2024
Cash flows from operating activities
Net income	$1,270,305	$223,155
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,996,151	1,832,385
Amortization of finance lease right-of-use assets	101,145	96,601
Gain on sale of equipment	(26,540)	(90,509)
Noncash operating lease costs	360,181	359,793
Changes in operating assets and liabilities:
Accounts receivable	46,654	401,703
Prepaid expenses	(305,818)	(68,600)
Income taxes	30,264	(170,920)
Other assets	29,373	4,750
Accounts payable and accrued liabilities	(405,724)	(1,165,455)
Operating lease liabilities	(371,081)	(341,205)
Deferred income taxes	165,407	(47,801)
Net cash flows provided by operating activities	$2,890,317	$1,033,897

Cash flows from investing activities
Purchase of equipment	(523,706)	(581,251)
Proceeds from sale of equipment	114,962	241,083
Net cash flows used by investing activities	$(408,744)	$(340,168)

Cash flows from financing activities
Dividends paid	(557,786)	(260,634)
Proceeds from long-term debt	-	1,683,498
Repayment of long-term debt	(1,670,513)	(1,189,764)
Principal payments of finance lease	(109,175)	(90,808)
Payments on related party debt	(258,104)	(247,488)
Net cash flows used by financing activities	$(2,595,578)	$(105,196)

Net change in cash before effect of exchange rate changes	(114,005)	588,533
Effect of exchange rate changes on cash	116,617	(191,442)
Net increase in cash	2,612	397,091
Cash, beginning of period	2,462,438	2,065,347
Cash, end of period	$2,465,050	$2,462,438

Supplementary disclosure of cash flow information:
Cash paid for interest	$565,117	$504,270
Cash paid for taxes	$46,101	$298,430

Non-cash investing and financing activity:
Purchase of equipment by way of long-term debt	$397,843	$4,085,649
Repayment of long-term debt through proceeds of new long-term debt	$-	$630,097
Right-of-use assets obtained in exchange for new operating leases	$50,971	$-
Right-of-use assets obtained in exchange for new finance lease liabilities	$60,800	$23,999
Dividends declared but unpaid at period end	$-	$57,675

The accompanying notes to the financial statements are an integral part of these statements.

MCL McGill Carriers Ltd.

Notes to the Financial Statements

1.	Organization and nature of operations

MCL McGill Carriers Ltd. (the “Company”) was incorporated in 2000 under the laws of British Columbia. Its principal business activity is transportation of motor vehicles for the original manufacturers.

2.	Significant accounting policies and basis of presentation

Basis of presentation — These financial statements and footnotes have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and are intended to satisfy the financial statement requirements applicable to an acquired business for inclusion in filings with the U.S. Securities and Exchange Commission. The financial statements present the historical financial position, results of operations, and cash flows of MCL McGill Carriers Ltd. on a stand-alone basis for the periods presented. Subsequent to December 31, 2025, the Company was acquired by Proficient Auto Logistics, Inc. As a result of the transaction, the Company became an indirect subsidiary of Proficient Auto Logistics, Inc. Management believes the accompanying financial statements include all normal recurring adjustments necessary for a fair presentation in accordance with U.S. GAAP.

U.S. GAAP Conversion - The accompanying financial statements were prepared from the Company’s accounting records, which were maintained in accordance with Canadian Accounting Standards for Private Enterprises (“ASPE”). Certain adjustments and reclassifications have been made to convert the financial statements to conform with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Such adjustments include, but are not limited to, differences in accounting for leases, revenue, and income taxes.

Use of estimates — The preparation of these financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates, and such differences could be material. Significant estimates include the accrual for insurance and claims liabilities; income tax liabilities; the useful lives and recoverable amounts of property, plant and equipment.

Foreign currency translation — The Company’s functional currency is the Canadian dollar (“CAD”). For reporting purposes, the accompanying financial statements have been translated into U.S. dollars (“USD”). Assets and liabilities are translated at period-end exchange rates, revenues and expenses at average exchange rates, and equity accounts at historical exchange rates. Translation adjustments are recorded in accumulated other comprehensive income.

Foreign currency transaction gains and losses arising from transactions denominated in currencies other than the functional currency are included in earnings in the period incurred.

Cash — Cash includes cash on hand and deposits held with banks. The Company maintains its cash with Canadian financial institutions that are members of the Canada Deposit Insurance Corporation (“CDIC”). The CDIC insures eligible deposits up to $100,000 (CAD) per insured category at each member institution. At times, the Company’s cash balances may exceed CDIC-insured limits. The Company has not experienced any losses on such amounts, and management believes it is not exposed to significant credit risk on cash.

Accounts receivable and allowance for credit loss — Accounts receivable represents customer obligations due under normal trade terms. The Company reviews accounts receivable on a continuing basis to determine if any receivables are potentially uncollectible. The Company writes off uncollectible receivables based on specifically identified amounts determined to be uncollectible. Actual write-offs could differ from management’s estimate. The Company maintains allowances for credit losses on its trade receivables. The Company estimates the allowance for credit losses by applying a loss rate based on historical write-offs, factors surrounding the credit risk of specific customers, and forecasts of future economic conditions. The Company maintains ongoing credit evaluations of its customers and has experienced minimal credit losses. The allowance for expected credit losses was immaterial for the years ended December 31, 2025 and 2024.

Property and equipment — Property and equipment are stated at cost and are depreciated straight line over their useful lives as follows:

Asset group	Useful lives
Leasehold improvements	5-15 years
Transportation equipment	5-10 years
Machinery and equipment	5-7 years
Software and computer equipment	3-5 years
Furniture and equipment	2-7 years

MCL McGill Carriers Ltd.

Notes to the Financial Statements

Leases — The Company accounts for leases under FASB ASU 2016-02, Leases (Topic 842) (“ASC 842”), which requires a lessee to recognize a right-of-use (“ROU”) asset and a corresponding lease liability on the balance sheet for substantially all leases with a term greater than twelve months. The Company applied ASC 842 the date the standard became effective for the Company, using the modified retrospective method, with the cumulative effect of initial application recognized as an adjustment to opening retained earnings as of that date. Because the date of initial application precedes the earliest period presented, the balance sheets and statements of operations for the years ended December 31, 2025 and 2024 are presented on a full ASC 842 basis and no transition adjustment is reflected within the periods presented.

The Company’s lease arrangements primarily consist of vehicle and fleet leases as well as office facilities. The Company determines whether a contract is or contains a lease at inception. A contract contains a lease if it conveys the right to control the use of identified property or vehicle for a period of time in exchange for consideration.

ROU assets represent the Company’s right to use an underlying asset during the lease term, and lease liabilities represent the obligation to make lease payments arising from the lease. Lease liabilities are measured at the commencement date at the present value of the remaining lease payments over the lease term, discounted using the rate implicit in the lease when readily determinable or, when it is not, the Company’s incremental borrowing rate. The lease term includes options to extend or terminate the lease when it is reasonably certain that the Company will exercise such options. ROU assets are measured at the corresponding lease liability amount, adjusted for any prepaid or accrued lease payments.

Lease expense for operating leases is recognized on a straight-line basis over the lease term. For finance leases, the Company recognizes amortization expense related to the ROU asset on a straight-line basis over the shorter of the lease term or the useful life of the underlying asset, and interest expense on the related lease liability using the effective interest method.

Leases are classified as finance leases when any of the criteria in ASC 842-10-25-2 are met at commencement; all other leases are classified as operating leases. The Company has elected the short-term lease exemption and does not recognize ROU assets or lease liabilities for leases with an initial term of twelve months or less; payments on such leases are recognized as expense on a straight-line basis over the lease term. The Company has also elected the practical expedient to not separate lease and non-lease components, and accounts for each lease and its associated non-lease components as a single lease component for all classes of underlying assets. Variable lease payments that do not depend on an index or rate are excluded from the measurement of lease liabilities and are recognized as expense in the period incurred. The Company’s finance leases consist of trucks and trailers with original lease terms of five years and certain vehicles with original lease terms of three to four years.

Revenue recognition — The Company derives its revenue primarily from vehicle transportation and related logistics services provided to automotive manufacturers, vehicle distributors, fleet operators, auction operations, and dealerships. Revenue is recognized when control of the promised services is transferred to customers in an amount that reflects the consideration to which the Company expects to be entitled. Contracts are accounted for when there is approval and commitment from both parties, the contract has commercial substance and collectability is probable. Each shipment accepted by the Company is generally considered a separate contract with a single performance obligation to provide transportation services and deliver the freight to its destination.

Revenue from transportation services is recognized over time as shipments move from origin to destination, reflecting the continuous satisfaction of the performance obligation as customers simultaneously receive and consume the benefits of the services as they are performed. Each individual shipment accepted by the Company is considered a separate contract with the performance obligation being the delivery of the freight. The average length of haul for each load of freight generally equals less than two days of continuous transit time. The Company has therefore applied the practical expedient and has not disclosed the amount of remaining unsatisfied performance obligations. The Company estimates revenue for loads based on transit time, as the customer simultaneously receives and consumes the benefit provided. The Company hauls freight and earns revenue on a consistent basis throughout the periods presented.

Fuel surcharges and other accessorial charges are considered part of the transaction price and are recognized as revenue as the related transportation services are performed.

The Company has elected to utilize the practical expedient in ASC 606-10-32-18 and does not account for the effects of a significant financing component if the period between when the Company transfers a good or service to the customer and when the customer pays for that good or service is one year or less. Customer contracts generally do not contain any material financing components as standard payment terms range from 30 to 60 days.

In some instances, the Company outsources the transportation of the loads to third-party carriers. The Company is a principal in these arrangements, as the Company has the primary responsibility to meet the customer’s requirements and have discretion over the pricing of the services charged to the customer. In these instances, the Company records the revenue collected on a gross basis, and recognizes the corresponding costs incurred within purchased transportation on the statements of operations.

MCL McGill Carriers Ltd.

Notes to the Financial Statements

The Company generally does not incur incremental costs in obtaining a contract from its customers. If the Company does incur such costs, these costs are expensed as incurred when the amortization period of the asset that otherwise would have been recognized is one year or less. The Company has elected the practical expedient provided by ASC 340-40 for such costs. These costs are included within General and administrative expenses in the statements of operations, if applicable. The Company had no material contract assets or contract liabilities as of December 31, 2025 and 2024.

During the years ended December 31, 2025 and 2024, the Company had three customers which represented approximately 45%, 13%, and 11%, and 41%, 14%, and 12%, respectively, of total revenue. For the years ended December 31, 2025 and 2024, these three customers accounted for approximately 69% and 76%, respectively, of gross accounts receivable.

Income taxes — The Company accounts for income taxes using the asset and liability method. Under this method, future income tax assets and liabilities are determined based on the differences between the accounting basis and the tax basis of assets and liabilities and are measured using the currently enacted or substantively enacted tax rates and laws expected to apply when these differences reverse. The Company establishes a valuation allowance against future income tax assets if, based on available information, it is more likely than not that some or all of the future income tax assets will not be realized.

Adoption of new accounting standards

In connection with the conversion of the Company’s financial statements from Canadian Accounting Standards for Private Enterprises (“ASPE”) to U.S. GAAP, the Company adopted ASU 2014-09, Revenue from Contracts with Customers (Topic 606). Under ASPE, revenue was generally recognized upon delivery of a vehicle. Under ASC 606, revenue is recognized over time as transportation services are performed. Management evaluated the impact of adoption and determined that the resulting differences, primarily related to shipments in transit at period end, were not material to the Company’s historical financial statements. Accordingly, adoption of ASC 606 did not have a material impact on the Company’s results of operations, financial position, or cash flows for the periods presented.

In connection with the conversion of the Company’s financial statements from ASPE to U.S. GAAP, the Company adopted ASU 842 using the modified retrospective transition method. ASC 842 requires lessees to recognize a ROU asset and a corresponding lease liability on the balance sheet for substantially all leases with a term greater than twelve months. See “Note 4”.

In connection with the conversion of the Company’s financial statements from ASPE to U.S. GAAP, the Company adopted ASU 2023-09, Income Taxes (Topic 740), which would require additional transparency for income tax disclosures, including the income tax rate reconciliation table and cash taxes paid both in the United States and foreign jurisdictions. This standard is effective for annual periods beginning after December 15, 2024. The Company has adopted the new disclosure requirements, and they did not have a material impact on the disclosures.

3.	Property and equipment

Property and equipment, net of accumulated depreciation, consists of the following:

	December 31, 2025	December 31, 2024
Buildings and improvements	$60,143	$52,251
Furniture and equipment	61,719	46,277
Machinery and equipment	82,355	40,770
Software and computer equipment	85,810	65,541
Transportation equipment	19,137,376	17,516,867
	19,427,403	17,721,706
Less accumulated depreciation and amortization	(9,449,929)	(7,073,491)
Property and equipment, net	$9,977,474	$10,648,215

The Company recognized depreciation expense of $2.0 million and $1.9 million during the years ended December 31, 2025 and 2024, respectively

MCL McGill Carriers Ltd.

Notes to the Financial Statements

4.	Right-of-use assets and lease liabilities

Classification of ROU assets and lease liabilities as of December 31, 2025 and 2024 is as follows:

	December 31, 2025	December 31, 2024
Assets:
Operating right-of-use assets	$1,001,727	$1,255,953
Finance right-of-use assets	242,144	270,192
Total lease assets	$1,243,871	$1,526,145

Liabilities:
Current:
Operating lease liabilities	$431,654	$359,810
Finance lease liabilities	104,817	85,407

Noncurrent:
Operating lease liabilities	704,802	1,035,262
Finance lease liabilities	140,698	195,798
Total lease liabilities	$1,381,971	$1,676,277

As of December 31, 2025 and 2024, the weighted-average discount rate for operating leases was 1.85% and 1.76%, respectively. The weighted-average remaining lease term as of December 31, 2025 and 2024 was 2.6 years and 3.6 years, respectively. As of December 31, 2025 and 2024, the weighted-average discount rate for finance leases was 5.48% and 5.21%, respectively, and the weighted-average remaining lease term was 2.4 years and 3.3 years, respectively.

Future minimum lease payments as of December 31, 2025 are as follows:

	Operating leases	Finance leases
For the year ending December 31:
2026	$448,484	$110,966
2027	428,617	108,775
2028	263,410	40,240
2029	24,176	1,366
Total undiscounted cash flows	1,164,687	261,347
Less: present value factor	(28,231)	(15,832)
Total lease liabilities	1,136,456	245,515
Less: current portion	(431,654)	(104,817)
Total long-term lease liabilities	$704,802	$140,698

Required supplemental information relating to leases for the years ended December 31, 2025 and 2024 is as follows:

	December 31, 2025	December 31, 2024
Operating lease cost	$382,178	$388,050
Finance lease costs:
Amortization of finance lease assets	101,145	96,601
Interest on lease liabilities	14,664	17,387
Short-term lease costs	-	33,729
Total lease costs	$497,987	$535,767

5.	Long-term debt

Revolving line of credit

As of December 31, 2025 and 2024, the Company maintains a revolving line of credit of $0.7 million and $0.3 million, respectively, bearing interest at the bank’s annual prime lending rate plus 1%, secured by a general security agreement. The revolving line of credit remains undrawn. Fees on the facility were insignificant for the years ended December 31, 2025 and 2024.

MCL McGill Carriers Ltd.

Notes to the Financial Statements

Long-term debt

Long-term debt consists of equipment financing facilities, each secured by the specific trucks or trailers financed.

	December 31, 2025	December 31, 2024
Equipment and vehicle notes payable requiring monthly principal and interest payments totaling approximately $0.2 million. The notes bear interest ranging from 5.74% to 8.67%, maturing between December 2027 and November 2031, and are secured by the Company’s transportation equipment and vehicles	$7,168,899	$8,325,882

Less: current maturities	(2,343,836)	(1,852,456)

Total long-term debt	$4,825,063	$6,473,426

Future maturities of long-term debt are as follows for the years ending December 31:

2026	$2,343,836
2027	2,676,356
2028	872,768
2029	547,838
2030	418,013
Thereafter	310,088
$7,168,899

The Company’s equipment financing arrangements are secured by substantially all rights, title and interest in the financed transportation equipment. The Company has two promissory notes payable to Royal Truck Leasing LLC (“Royal Truck”), a company under common control, totaling $0.5 million and $0.7 million as of December 31, 2025 and 2024.

Interest expense on long-term debt was $0.5 million and $0.5 million for the years ended December 31, 2025 and 2024, respectively.

6.	Income taxes

The Company is subject to taxation in Canada and files income tax returns in the applicable federal and provincial jurisdictions. Tax years ending after December 31, 2022 remain subject to examination by the applicable taxing authorities. The Company operates exclusively in Canada and is subject to Canadian federal and provincial income taxes. No material income tax expense or deferred taxes related to foreign jurisdictions outside Canada were recognized for the years ended December 31, 2025 and 2024.

Deferred Taxes

Deferred income taxes are recognized for temporary differences between the financial reporting carrying amounts of assets and liabilities and their respective tax bases using enacted tax rates expected to apply when the temporary differences reverse

MCL McGill Carriers Ltd.

Notes to the Financial Statements

Significant components of the Company’s deferred tax assets and liabilities were as follows:

	December 31,	December 31,
	2025	2024
Deferred tax assets:
Prepaid expenses	$393	$-
Total deferred tax asset	$393	$-

Deferred tax liabilities:
Accrued liabilities	$(227,320)	$(201,766)
Operating lease liabilities	(76,203)	(40,536)
Property and equipment, net	(1,230,274)	(1,250,271)
Other deferred liabilities	(28,748)	(27,427)
Total deferred tax liability	$(1,562,545)	$(1,520,000)

Net deferred tax liability	$(1,562,152)	$(1,520,000)

Income tax expense consisted of the following:

	December 31,
	2025	2024
Current income tax expense	$261,697	$125,895
Deferred income tax expense	165,407	(47,801)
Total income tax expense	$427,104	$78,094

The Company recognizes the effect of uncertain tax positions only if those positions are more likely than not to be sustained upon examination by the relevant taxing authorities. The Company has evaluated its tax positions and concluded that no material uncertain tax positions requiring recognition or disclosure existed as of December 31, 2025 and 2024.

7.	Related parties

The Company is under common ownership with Hansen & Adkins Auto Transport, Inc. (“H&A”) and routinely enters into transactions with H&A and other entities under common ownership and control. These transactions are conducted in the normal course of business.

Royal Truck is a separate legal entity and a variable interest entity (“VIE”) for which H&A is the primary beneficiary. The Company leases certain trucks from Royal Truck and has outstanding financing arrangements with Royal Truck.

All related-party transactions are measured at the exchange amount, which is the amount of consideration established and agreed to by the parties. Management believes these transactions are entered into on terms consistent with those that would be available from unaffiliated third parties for similar services or financing arrangements.

Related party transactions

The Company’s transactions with related parties for the years ended December 31, 2025 and 2024 are as follows:

Payments for marketing, IT, and other cost sharing services of approximately $0.3 million and $0.2 million for the years ended December 31, 2025 and 2024, respectively which are recorded to general and administrative expenses.

Payments for outsourced claims processing costs of less than $0.1 million for the year ended December 31, 2024 which are recorded to general and administrative expenses. No such costs were incurred in 2025.

Related party leases

The Company leases five trucks and trailers from Royal Truck. The related agreements are accounted for as finance leases.

As of December 31, 2025 and 2024, the related party finance lease liability consisted of current portions of $0.1 million, and long-term portions of $0.1 million and $0.2 million, respectively. The related finance lease right of use asset had a net book value of $0.2 million as of December 31, 2025 and 2024, respectively. The Company paid lease payments to Royal Truck for approximately $0.1 million for the years ended December 31, 2025 and 2024.

The lease has a discount rate of 4.95% and expires on April 30, 2028. Amortization expense related to the finance lease ROU asset was $0.1 million for each of the years ended December 31, 2025 and 2024. Interest expense related to the finance lease liability was less than $0.1 million for each of the years ended December 31, 2025 and 2024. The Company made base lease payments to Royal Truck of $0.1 million for each of the years ended December 31, 2025 and 2024.

MCL McGill Carriers Ltd.

Notes to the Financial Statements

At December 31, 2025, the future maturities of the lease liabilities were as follows:

For the year ending December 31:
2026	$82,441
2027	82,441
2028	27,480
Total undiscounted cash flows	192,362
Less: present value factor	(10,331)
Total lease liabilities	182,031
Less: current portion	(75,444)
Total long-term lease liabilities	$106,587

Related party debt

The Company has outstanding promissory notes payable to Royal Truck, a related party under common control. As of December 31, 2025 and 2024, the related party debt totaled $0.5 million and $0.7 million, respectively. The Company made payments on vehicle loans with Royal Truck of approximately $0.3 million for the years ended December 31, 2025 and 2024. The notes bear interest at 7.7%, mature in September 2027 and are generally secured on the same basis as the third-party facilities.

8.	Commitments and contingencies

The Company is involved in certain claims and pending litigation primarily arising in the normal course of business. The majority of these claims relate to workers’ compensation, auto collision and liability, and physical and cargo damage. The Company expenses legal fees as incurred and accrues for the uninsured portion of contingent losses from these and other pending claims when it is both probable that a liability has been incurred, and the amount of the loss can be reasonably estimated. It is at least reasonably possible that the effect on the financial statements of significant estimates involving contingencies will change within one year of the date of the financial statements due to one or more future confirming events. If such changes occur, they could be material to the financial statements. The Company has disclosed all significant estimates and assumptions that could potentially be affected by future confirming events.

9.	Equity

The Company is authorized to issue 10,000 common shares without par value and an unlimited number of Class A, Class B, and Class C non-voting preferred shares without par value. As of December 31, 2025 and 2024, there were 100 shares of Common stock issued and outstanding.

The common shares are voting shares and are entitled to dividends when and if declared by the Board of Directors. The non-voting preferred shares have rights and preferences as set forth in the Company’s articles of incorporation. In the event of liquidation, holders of preferred shares have priority over holders of common shares.

During the year ended December 31, 2025, the Company declared and paid cash dividends of approximately $0.6 million to its shareholders. During the year ended December 31, 2024, the Company declared and paid cash dividends of approximately $0.3 million. Dividends declared but unpaid of approximately $0.1 million as of December 31, 2024 were paid in 2025

10.	Subsequent events

Management evaluated subsequent events through October 23, 2026, the date the financial statements were available to be issued.

Financing: Subsequent to December 31, 2025, the Company entered into debt financing arrangements with various lenders pursuant to which the Company borrowed approximately $3.4 million. The financing bears interest from 6.20% to 7.25% and matures at various dates in 2033. No amounts related to this financing arrangement have been recorded in the accompanying financial statements as of December 31, 2025.

Acquisition of the Company: On August 13, 2026, the Company was acquired by Proficient Auto Logistics, Inc. As a result of the transaction, MCL McGill Carriers Ltd. became an indirect subsidiary of Proficient Auto Logistics, Inc. The acquisition did not directly affect the Company’s assets, liabilities, or operations as of December 31, 2025, and therefore no adjustments have been made to the accompanying financial statements.